Exhibit 99.1
Neurocrine Biosciences Appoints Dr. Sanjay Keswani as Chief Medical Officer
•    Accomplished physician-scientist brings more than 20 years of industry leadership experience and broad R&D expertise in multiple therapeutic areas
SAN DIEGO, April 4, 2025 -- Neurocrine Biosciences, Inc. (Nasdaq: NBIX) today announced the appointment of Sanjay Keswani, M.D., to the company’s executive management team as Chief Medical Officer (CMO) effective June 2, 2025. Dr. Keswani, an accomplished physician-scientist who has more than 20 years of pharmaceutical industry experience with broad R&D expertise in multiple therapeutic areas, will lead the clinical development and medical affairs activities at Neurocrine. Dr. Keswani succeeds Eiry W. Roberts, M.D., who has served as CMO for the past seven years and who will remain with Neurocrine in a strategic advisory role.
“Sanjay brings a wealth of strategic and development expertise to our team, enhancing our capabilities as we enter an exciting and pivotal time for the company,” said Kyle W. Gano, Ph.D., Chief Executive Officer, Neurocrine Biosciences. “His contributions will extend our reach beyond small molecule medicines, enabling us to explore new modalities across our therapeutic areas of focus.”
“I am thrilled to be joining Neurocrine at this stage of the company’s evolution. I am drawn by Neurocrine’s enduring R&D commitment to developing much-needed treatments for patients using a rigorous scientific approach involving diverse modalities, including small molecule, peptide, antibody and gene therapy,” Dr. Keswani said.

Dr. Keswani has more than two decades of executive leadership experience across both large pharmaceutical companies and small biotechnology firms – and was instrumental in the development of several first-in-class and best-in-class approved medicines. Before joining Neurocrine, he was the President and Chief Executive Officer of ImmunoBrain, a clinical-stage biotechnology firm focused on developing therapeutics that leverage endogenous neuroimmune communication to promote brain repair in patients with neurodegenerative diseases. Dr. Keswani will continue to serve on ImmunoBrain’s board of directors. Before that, he was Senior Vice President and R&D Head for Neuroscience, Ophthalmology and Rare Diseases at Hoffman La Roche. Earlier, he was Vice President of Exploratory and Clinical Translational Research at Bristol-Myers Squibb, where he was responsible for multiple therapeutic areas, including immunology, neuroscience, rare diseases, fibrosis and virology.
Dr. Keswani is an elected Fellow of the Royal College of Physicians, United Kingdom, and a former Neurology Faculty member at The Johns Hopkins Hospital, where he cared for patients with diverse neurological conditions and ran an RO1-funded Neuroimmunology research laboratory, focused on discovering treatments for neurodegeneration. He graduated with honors at St. Bartholomew’s Hospital and holds a First-Class honors BSc degree from St. Mary’s Hospital, London in Pathology & Basic Medical Sciences (Immunology). He completed his residency in Neurology and fellowships in Neuroimmunology and Neurophysiology at The Johns Hopkins Hospital.
During her tenure, Dr. Roberts led indication expansion efforts for INGREZZA® (valbenazine) capsules and the crinecerfont development program that led to U.S. Food and Drug Administration approval of CRENESSITY™ (crinecerfont). She also was responsible for the recent successful Phase 2 proof of concept studies for osavampator and NBI-1117568, both of which are moving into registrational programs this year.
“Since joining Neurocrine in 2018, Eiry has made enormous positive contributions that helped us become the company we are today,” Dr. Gano said. “She built an outstanding clinical development team and broadened our internal capabilities, which are now a competitive advantage. We are grateful to continue benefiting from her experience and expertise as she transitions into a strategic advisory role for the company.”
About Neurocrine Biosciences
Neurocrine Biosciences is a leading neuroscience-focused, biopharmaceutical company with a simple purpose: to relieve suffering for people with great needs. We are dedicated to discovering and developing life-changing treatments for patients with under-addressed neurological, neuroendocrine and neuropsychiatric disorders. The company's diverse portfolio includes FDA-approved treatments for tardive dyskinesia, chorea associated with Huntington's disease, classic congenital adrenal hyperplasia, endometriosis* and uterine fibroids*, as well as a robust pipeline including multiple compounds in mid- to late-phase clinical development across our core therapeutic areas. For three decades, we have applied our unique insight into neuroscience and the interconnections between brain and body systems to treat complex conditions. We relentlessly pursue medicines to ease the burden of debilitating diseases and disorders, because you deserve brave science. For more information, visit neurocrine.com, and follow the company on LinkedIn, X, and Facebook. (*in collaboration with AbbVie)
NEUROCRINE, the NEUROCRINE BIOSCIENCES Logo, YOU DESERVE BRAVE SCIENCE, and INGREZZA are registered trademarks of Neurocrine Biosciences, Inc. CRENESSITY is a trademark of Neurocrine Biosciences, Inc.

Forward Looking Statements
In addition to historical facts, this press release contains forward-looking statements that involve a number of risks and uncertainties. These statements include, but are not limited to, statements regarding our ability to execute on the Company’s clinical development plans, including investigating new modalities in neurology and immunology, and the contributions Dr. Keswani may make in his role with the Company. Factors that could cause actual results to differ materially from those stated or implied in the forward-looking statements include, but are not limited to, the following: the risk that the Company may not complete the leadership transition within currently anticipated timelines or at all; challenges that the Company may encounter in implementing the leadership transition; risks and uncertainties associated with Neurocrine Biosciences’ business and finances in general, risks and uncertainties associated with the commercialization of INGREZZA and CRENESSITY; risks related to the development of our product candidates; risks associated with our dependence on third parties for development, manufacturing, and commercialization activities for our products and product candidates, and our ability to manage these third parties; risks that the FDA or other regulatory authorities may make adverse decisions regarding our products or product candidates; risks that development activities may not be initiated or completed on time or at all, or may be delayed for regulatory, manufacturing, or other reasons, may not be successful or replicate previous clinical trial results, may fail to demonstrate that our product candidates are safe and effective, or may not be predictive of real-world results or of results in subsequent clinical trials; risks that the potential benefits of the agreements with our collaboration partners may never be realized; risks that our products, and/or our product candidates may be precluded from commercialization by the proprietary or regulatory rights of third parties, or have unintended side effects, adverse reactions or incidents of misuse; risks associated with government and third-party regulatory and/or policy efforts which may, among other things, impose sales and pharmaceutical pricing controls on our products or limit coverage and/or reimbursement for our products; risks associated with competition from other therapies or products, including potential generic entrants for our products; and other risks described in our periodic reports filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024. Neurocrine Biosciences disclaims any obligation to update the statements contained in this presentation after the date hereof other than as required by law.
Neurocrine Biosciences, Inc.
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© 2025 Neurocrine Biosciences, Inc. All Rights Reserved. 04/2025